News Release
February 22, 2017

Erin Energy Announces Resignation of CEO

HOUSTON, February  22, 2017 - Erin Energy Corporation (Erin Energy or the Company) (NYSE MKT:ERN) (JSE:ERN) announced today that Segun Omidele has resigned as Chief Executive Officer and as a member of the Board, effective February 22, 2017.  Mr. Omidele’s resignation was accepted by the Board of Directors, with his departure from the company expected in the coming weeks while he assists in the orderly transition of his duties and responsibilities to the Interim Chief Executive Officer.  Effective February 22, 2017, Jean-Michel Malek, Senior Vice President, General Counsel, and Secretary, will serve as Interim Chief Executive Officer, while the Board conducts a search for a permanent replacement.

John Hofmeister, Chairman of the Board, commented: “On behalf of the Board of Directors of Erin Energy, I thank Segun for his service to the Company.  Segun’s leadership and knowledge of the business and region have proved exceptionally valuable to our company.  The Board is satisfied that all major projects and initiatives are well in hand and proceeding as planned.”

Mr. Omidele served in various positions with the Company commencing in September 2011 and was Chief Operating Officer from September 2015 until his appointment as CEO in May 2016.

Mr. Malek, 60, has served as Senior Vice President, General Counsel and Secretary of the Company since November 2015.   Prior to joining Erin Energy, he was with CAMAC International Corporation (CI), where he served as Executive Vice President and General Counsel since January 2011 and prior to that as Senior Vice President and General Counsel since January 2007. He also served as the General Counsel of CI from 1992 to 2003.  In this role, he was responsible for all aspects of CI’s legal affairs around the world.

Prior to joining CI, Mr. Malek was engaged in private practice with law firms in Houston and also held various positions as in-house counsel with multinational companies. He has also been an Adjunct Professor at the University of Houston Law Center, where he taught a course on law and development in Africa. Mr. Malek holds a J.D. from the University Of Texas School Of Law and has a bachelor’s degree in philosophy from the University of Texas at Austin. From 2007 until 2012, he served as Honorary Consul of Namibia for the State of Texas.

Erin Energy Corporation is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa. Its asset portfolio consists of 9 licenses across 4 countries covering an area of 40,000 square kilometres (10 million acres), including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya and Gambia, and onshore Kenya. Erin Energy is headquartered in Houston, Texas, and is listed on the New York and Johannesburg Stock Exchanges under the ticker symbol ERN. More information about Erin Energy can be found at www.erinenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.

The Company’s actual results could differ materially from those anticipated or implied in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully finance, drill, produce and/or develop the wells and prospects identified in this release, and risks and other risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Source:  Erin Energy Corporation

Investors and media:
Lionel C. McBee, +1 713 797 2960
lionel.mcbee@erinenergy.com